Exhibit 10.1
EXECUTION COPY
EXCHANGE AGREEMENT
     THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of August 4, 2009 by and among Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and Evergreen Investment Management Company, LLC (“Evergreen”) and T. Rowe Price Associates, Inc. (“TRP”) (together with Evergreen, the “Holders”) of the Company’s 8% Senior Notes due 2013 (the “Notes”), which were issued pursuant to an Indenture (the “Notes Indenture”), dated as of July 6, 2005, between the Company, certain of the Company’s domestic subsidiaries, as guarantors (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee.
RECITALS
     WHEREAS, the Company has issued and outstanding $150.0 million aggregate principal amount of Notes pursuant to the Notes Indenture;
     WHEREAS, the Company and the Holders have reached an agreement for the exchange of $52,190,000 aggregate principal amount of Notes held by the Holders (or certain funds and/or accounts for which a Holder acts as investment advisor) (the “Exchanged Notes”) for units (the “Units”) consisting of (i) $42,124,000 aggregate principal amount of 11%/13% Third Lien Senior Secured Notes due 2013 of the Company (the “Third Lien Notes”) and (ii) 745,000 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) with an exercise price of $0.35 per share;
     WHEREAS, the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and as third lien collateral agent (the “Third Lien Collateral Agent”), are entering into a new indenture which shall govern the Third Lien Notes, a copy of which is attached hereto as Exhibit A (the “Third Lien Notes Indenture”), and related collateral documents (the “Third Lien Collateral Documents”), including the related security agreement, a copy of which is attached hereto as Exhibit B;
     WHEREAS, the Company, as issuer, and U.S. Bank National Association, as warrant agent and unit agent, are entering into a warrant and unit agreement which shall govern the Warrants, a copy of which is attached hereto as Exhibit C (the “Warrant and Unit Agreement”);
     WHEREAS, certain of the Holders (or certain funds and/or accounts for which a Holder acts as investment advisor) have also agreed to lend through assignments $13.1 million in gross proceeds to the Company in the form of a new $16.8 million principal amount second lien term loan, which will be guaranteed by the Guarantors (the “Second Lien Term Loan”);
     WHEREAS, the Company, as borrower, the Guarantors, and Credit Suisse, as second lien collateral agent (the “Second Lien Agent”) and lender, are entering into a new second lien loan and security agreement which shall govern the Second Lien Term Loan, a copy of which is attached hereto as Exhibit D (the “Second Lien Term Loan Agreement”), and related collateral documents (the “Second Lien Collateral Documents”);
     WHEREAS, concurrently with the execution of the Second Lien Term Loan Agreement and the Third Lien Notes Indenture, the Company, the Guarantors and Bank of America, N.A

(“Bank of America”) are entering into Amendment No. 2 (the “Credit Agreement Amendment”) to the Loan and Security Agreement, dated as of January 7, 2009 (as amended, modified or supplemented, the “Credit Agreement”), a copy of which is attached hereto as Exhibit E;
     WHEREAS, concurrently with the execution of the Second Lien Term Loan Agreement and the Third Lien Notes Indenture, Bank of America, N.A (“Bank of America”), as Agent under the Credit Agreement and as First Lien Agent, the Second Lien Agent named therein, the Third Lien Agent named therein and the borrowers and obligors named therein are entering into an intercreditor agreement (the “BofA Intercreditor Agreement”), a copy of which is attached hereto as Exhibit F; and
     WHEREAS, concurrently with the execution of the Second Lien Term Loan Agreement and the Third Lien Notes Indenture, the Second Lien Agent named therein, the Third Lien Agent named therein and the borrowers and obligors named therein are entering into an intercreditor agreement (the “Junior Intercreditor Agreement” and, together with the BofA Intercreditor Agreement, the “Intercreditor Agreements”), a copy of which is attached hereto as Exhibit G.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Holders hereby agree as follows:
ARTICLE I
EXCHANGE OF NOTES AND RELATED MATTERS
     Section 1.1 Exchange of Exchanged Notes. Subject to the terms and conditions set forth in this Agreement, each Holder hereby agrees, on its behalf and on behalf of certain funds and/or accounts for which such Holder acts as investment advisor, to exchange (the “Exchange”) at the Closing (as defined below) the principal amount of the Exchanged Notes held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), as set forth opposite such Holder’s name on Schedule I hereto, for Units consisting of (i) the principal amount of Third Lien Notes set forth opposite such Holder’s name on Schedule I hereto and (ii) the number of Warrants set forth opposite such Holder’s name on Schedule I hereto. Upon the surrender of the Exchanged Notes in exchange for the Units, all then outstanding principal amount of such Exchanged Notes, together with all interest accrued thereon up to and including the Closing Date (as defined below), shall be deemed satisfied and such Exchanged Notes shall be cancelled. Each Holder waives all rights to receive the interest payment scheduled for January 1, 2010 on its Exchanged Notes. Following the Closing, the Exchanged Notes exchanged pursuant to this Agreement shall cease to accrue interest. The principal amount of the Third Lien Notes to be issued shall be rounded to the nearest $1,000. The Units, the Third Lien Notes and the Warrants that are issued to Holders in exchange for the Exchanged Notes are collectively referred to herein as the “New Securities.”
     Section 1.2 Second Lien Term Loan. As a condition to participating in the Exchange, each Holder hereby agrees to fund the Second Lien Term Loan in the amounts set forth opposite such Holder’s name on Schedule I hereto. The Second Lien Term Loan shall be completed pursuant to the Second Lien Term Loan Agreement.

ARTICLE II
CLOSING DATE; DELIVERY
     Section 2.1 Closing. The closing of the Exchange described in Section 1.1 shall take place at the offices of Kirkland & Ellis LLP, 300 North LaSalle, Chicago, IL 60654 at 10:00 a.m., Chicago time, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles V and VI hereof, or at such other time and place as the Company and the Holders mutually agree upon orally or in writing (which time and place are designated as the “Closing” and which day is referred to herein as the “Closing Date”).
     Section 2.2 Delivery. At the Closing, (a) the Company shall deliver to The Depository Trust Company (“DTC”) or its custodian one or more global certificates representing the Units, the Third Lien Notes and the Warrants being issued in the Exchange, and (b) each Holder shall effect by book entry, in accordance with the applicable procedures of DTC and the terms of the indenture governing the Notes, the delivery to the Company (or to its designee which may be the Trustee for the benefit of the Company), the Exchanged Notes held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor) as set forth opposite such Holder’s name on Schedule I and such Exchanged Notes shall be cancelled or the amount outstanding under global certificates representing the Notes shall be decreased by the respective amounts of Exchanged Notes delivered.
     Section 2.3 Consummation of Closing. All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.
     Section 2.4 No Transfer of Exchange Notes Prior to the Closing. Each Holder agrees that during the term of this Agreement, it shall not sell, assign, pledge transfer or otherwise dispose of, nor permit the sale, assignment pledge, transfer or other disposition (each, a “Transfer”), of any beneficial ownership interest in the Exchanged Notes it beneficially owns other than to exchange them pursuant to the Exchange; provided, however, that Holders may Transfer Exchanged Notes to any of its affiliates that agrees in writing prior to such Transfer to be bound by the obligations of such Holder under this Agreement.
     Section 2.5 No Transfer of Exchanged Notes After the Closing; No Further Ownership Rights in the Exchanged Notes. Upon consummation of the Closing, all Exchanged Notes (or interests therein) exchanged pursuant to this Agreement shall cease to be transferable and there shall be no further registration of any transfer of any such Exchanged Notes or interests therein. From and after the Closing, the Holders shall cease to have any rights with respect to such Exchanged Notes, including any payments of accrued and unpaid interest, except as otherwise provided for herein or by applicable law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company and the Guarantors, jointly and severally, represent and warrant to each of the Holders as follows:
     Section 3.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its properties, and to enter into this Agreement and perform its obligations hereunder. The Company is duly qualified to do business and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     Section 3.2 Organization and Standing of the Guarantors. Each of the Guarantors is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate or limited liability company power and authority to own and operate its properties, and to enter into this Agreement and perform its obligations hereunder. Each of the Guarantors is duly qualified to do business and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify would have a Material Adverse Effect.
     Section 3.3 Exchange Agreement and Other Transaction Documents. This Agreement, the Third Lien Notes Indenture, the Warrant and Unit Agreement, the Intercreditor Agreements and the Third Lien Collateral Documents and the other agreements and instruments contemplated hereby and thereby have been duly and validly authorized by the Company and the Guarantors (to the extent a party thereto), this Agreement has been duly executed and delivered by the Company and the Guarantors and this Agreement is, and the Third Lien Notes Indenture, the Warrant and Unit Agreement, the Intercreditor Agreements and the Third Lien Collateral Documents, when executed and delivered by the Company and the Guarantors (to the extent a party thereto), will be, valid and binding obligations of the Company and the Guarantors (to the extent a party thereto), enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.
     Section 3.4 Third Lien Notes, Guarantees and Warrants. The Third Lien Notes have been duly and validly authorized by the Company, and when the Third Lien Notes are executed by the Company and authenticated and delivered in exchange for Exchanged Notes pursuant to this Agreement and the Third Lien Notes Indenture at the Closing, the Third Lien Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally. The guarantees of the Third Lien Notes (the “Guarantees”) by each of the Guarantors have been duly and validly authorized by each Guarantor, and when the Third Lien Notes are issued and executed by the Company and authenticated and delivered in exchange for Exchanged Notes pursuant to this Agreement and the Third Lien Notes Indenture at the Closing, the Guarantee of each Guarantor with respect to the Third Lien Notes will be a valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally. The Warrants have been duly and validly authorized by the Company, and when the Warrants are executed by the Company and countersigned and delivered in exchange for Exchanged Notes pursuant to this Agreement and the Warrant and Unit Agreement at the Closing, the Warrants will be, valid and binding obligations of the Company, enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.
     Section 3.5 Title to Properties; Priority of Liens. The Company and each Guarantor has good and marketable title to (or valid leasehold interests in) all of its material real estate and all of its material personal property, in each case free of Liens except Permitted Liens (as such terms are defined in the Third Lien Notes Indenture) and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purposes. To the extent required by the Third Lien Notes Indenture and the Third Lien Collateral Documents and except for post-closing liens to the extent expressly permitted to be obtained after the Closing Date as identified in a schedule to the Second Lien Term Loan and the Third Lien Collateral Documents, all Liens of Third Lien Collateral Agent in the Collateral will be duly perfected, valid and enforceable third priority Liens, subject only to Permitted Liens and minor defects in title that do not interfere with the ability of each of the Company and the Guarantors to conduct its business as currently conducted or to utilize such property for its intended purposes; provided, however, that for registered United States trademarks, United States trademark applications, United States patents, United States patent applications, and registered United States copyrights, the security interest will be perfected upon filing, to the extent perfection of a security interest can be accomplished by such a filing, of the Trademark Security Agreement with the United States Patent and Trademark Office, the Patent Security Agreement with the United States Patent and Trademark Office, or the Copyright Security Agreement with the United States Copyright Office, and such perfected security interest is enforceable as such against any and all creditors of and purchasers from Obligors in the United States.
     Section 3.6 Guarantors. On and as of the Closing, all of the Company’s subsidiaries that have guaranteed the Credit Agreement and the Second Lien Term Loan will execute the Third Lien Note Indenture as guarantors.
     Section 3.7 Non-Contravention. The execution and delivery by the Company of this Agreement and the other documents contemplated by this Agreement and the other transactions contemplated by this Agreement, the Third Lien Notes Indenture, the Warrant and Unit Agreement, the Intercreditor Agreements and the Third Lien Collateral Documents and each other agreement contemplated hereby to which the Holders are a party, do not and will not (i) result in any violation of any terms of the charter or by-laws of the Company; (ii) (assuming completion of the Credit Agreement Amendment) conflict with or result in a breach by the Company or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof (a “Governmental Body”) or court having jurisdiction over the Company or any of its properties or assets, except, in the case of (ii) and (iii), as would not have a Material Adverse Effect.
     Section 3.8 Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Third Lien Notes Indenture, the Warrant and Unit Agreement, the Intercreditor Agreements and the Third Lien Collateral Documents in connection with the issuance and sale of the Third Lien Notes by the Company or the issuance of the Guarantees by the Guarantors, except for (i) as have been obtained, (ii) as may be necessary to perfect security interests granted pursuant to the Third Lien Collateral Documents or (iii) as may be required under applicable state securities laws.
     Section 3.9 Capitalization. The authorized capital stock of the Company is (a) 30,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable. As of July 23, 2009, there were: (a) 21,746,681 shares of Common Stock outstanding and (b) there were no shares of Preferred Stock outstanding. As of July 23, 2009, the Company had outstanding options entitling the holders to purchase or acquire 686,209 shares of Common Stock and 1,270,209 shares of Common Stock reserved for future grants under the Company’s equity incentive plan. The Company has no shares of Common Stock reserved for issuance except for the shares of Common Stock referenced in the preceding sentence and the Warrant Shares (as defined below). Each of the Company and the Guarantors has good title to the capital stock of its subsidiaries, subject to liens granted under the Credit Agreement, the Second Lien Term Loan Agreement, the Second Lien Collateral Documents and the Third Lien Collateral Documents and other liens permitted under the Credit Agreement, the Second Lien Term Loan Agreement and the Third Lien Notes Indenture, and all such capital stock is duly issued, fully paid and non-assessable, to the extent applicable.
     Section 3.10 Warrant Shares. A sufficient number of shares of Common Stock (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.
     Section 3.11 Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are prepared in accordance with generally accepted accounting principles in effect in the United States from time to time, and fairly present in all material respects the financial positions and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. Since December 31, 2008, there has been no change in the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.
     Section 3.12 Exchange Act Reports. The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, and all other reports filed pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of such fiscal year, when they were filed with the Securities and Exchange Commission (the “Commission”) conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Section 3.13 Intellectual Property. Each of the Company and the Guarantors owns or has the lawful right to use all intellectual property necessary for the conduct of its business to the knowledge of the Company without infringing or misappropriating any intellectual property rights of others except to the extent that such failure to own or have such rights to use or any conflict would not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened, claim or assertion (whether in writing, by suit or otherwise) that the Company’s or any Guarantor’s ownership, use, marketing, sale or distribution of any inventory, equipment, intellectual property or other property violates another Person’s intellectual property with respect to any of the Company or the Guarantors or any of their property (including any intellectual property that could reasonably be expected to have a Material Adverse Effect).
     Section 3.14 Governmental Approvals. Each of the Company and the Guarantors has, is in compliance with, and is in good standing with respect to, all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Bodies (“Governmental Approvals”) necessary to conduct its business and to own, lease and operate its properties except to the extent the failure to have such Governmental Approval would not reasonably be expected to result in a Material Adverse Effect.
     Section 3.15 Compliance with Environmental Laws. Neither the Company nor any Guarantor has received any Environmental Notice which would reasonably be expected to result in a material liability to the Company or the Guarantors. Neither the Company nor any guarantor has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any real estate now or previously owned, leased or operated by it where such liability could reasonably be expected to result in a Material Adverse Effect. As used in this section, “Environmental Notice” means a notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise. As used in this section, “Environmental Laws” means all Applicable Laws (including all programs, local policies, permits and guidance promulgated by regulatory agencies), relating to public health (with respect to exposure to hazardous substances or wastes, but excluding occupational safety and health, to the extent regulated by the Occupational Safety and Health Act of 1970) or the protection or pollution of the environment, including the Comprehensive

Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i) and the Clean Water Act (33 U.S.C. §§ 1251 et seq.) or to the conditions of the workplace, or any emission or substance capable of causing harm to any living organism or the environment. As used in this section, “Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.
     Section 3.16 Litigation. There are no proceedings or investigations pending or, to the Company’s knowledge, threatened against the Company or any Guarantor, or any of their businesses, operations, properties, prospects or conditions, that (a) relate to the Third Lien Notes Indenture or transactions contemplated thereby, or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to the Company or any Guarantor.
     Section 3.17 Labor Relations. There are no material grievances, disputes or controversies with any union or other organization of any of the Company’s employees, or, to the Company’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
     Section 3.18 Not an Investment Company. Neither the Company nor any Guarantor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.
     Section 3.19 Margin Stock. None of the Company nor any Guarantor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No proceeds from the sale of the Third Lien Notes will be used by Company to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.
     Section 3.20 Assuming the accuracy of the representations and warranties of the Holders contained in Article IV and their compliance with their agreements set forth therein, the issuance and sale of the Units, the Third Lien Notes and the Warrants by the Company to the Holders in the manner contemplated by this Agreement will be exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) by reason of Section 4(2) thereof, and it is not necessary to qualify an indenture in respect of the Third Lien Notes under the United States Trust Indenture Act of 1939, as amended.
     Section 3.21 No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Units, Third Lien Notes and Warrants are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     Section 3.22 There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent such sections are applicable.
     Section 3.23 Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Units, Third Lien Notes and Warrants, or any security of the same class or series as the Units, Third Lien Notes and Warrants or (ii) has offered or will offer or sell the Third Lien Notes and Warrants in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.
     Section 3.24 No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
     Each Holder represents and warrants, severally and not jointly, to the Company as follows:
     Section 4.1 Organization and Standing of the Holder. The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into this Agreement and perform its obligations hereunder.
     Section 4.2 Exchange Agreement and Other Transaction Documents. This Agreement and each other agreement contemplated hereby to which the Holder is a party have been duly and validly authorized by the Holder. This Agreement has been duly executed and delivered by the Holder, and this Agreement is a valid and binding obligation of the Holder enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.
     Section 4.3 Non-Contravention. The execution and delivery by the Holder of this Agreement and the other documents contemplated by this Agreement and the other transactions contemplated by this Agreement and each other agreement contemplated hereby to which the

Holder is a party, do not and will not (i) result in any violation of any terms of the charter documents of the Holder; (ii) conflict with or result in a breach by the Holder or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Holder is a party or by which the Holder or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any Governmental Body or court having jurisdiction over the Holder or any of its properties or assets, except, in the case of (ii) and (iii), as would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Holder and its subsidiaries, taken as a whole.
     Section 4.4 Ownership. The Holder is (i) the sole beneficial owner and/or the investment advisor, authorized representative or manager for the beneficial owners of the Exchanged Notes the principal amount of which is set forth on its signature page attached hereto, having the power to vote and dispose of such Exchanged Notes on behalf of such beneficial owners and (ii) entitled (for its own account or for the account of certain funds and/or accounts for which it acts as investment advisor) to all of the rights and economic benefits of such Exchanged Notes. There are no outstanding agreements, arrangements or understandings under which such Holder, its nominee or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor may be obligated to transfer any of the Exchanged Notes, other than this Agreement. The Holder has full power and authority to enter into this Agreement, make the representations and warranties set forth herein and transfer Exchange Notes in accordance with the terms hereof on behalf of the beneficial owners of the Exchanged Notes the principal amount of which is set forth on its signature page hereto.
     Section 4.5 Transfers. Such Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor) has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in the Exchanged Notes it beneficially owns, subject to this Agreement, that is inconsistent with the representations and warranties made in Section 4.4 above or that would render such Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor) otherwise unable to comply with its obligations under this Agreement.
     Section 4.6 Liens. The Exchanged Notes held by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) are not subject to any lien, pledge, mortgage, security interest, charge, option or other encumbrance of adverse claim of any kind (a “Lien”). The execution and delivery of, and the performance by such Holder of its obligations under, this Agreement, will not result in the creation of any Lien upon the Exchanged Notes held by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be). Upon the consummation of the Exchange, the Company will acquire the Exchanged Notes to be exchanged by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) free and clear of any Lien.
     Section 4.7 Investment Experience. The Holder has such knowledge and experience in financial and business affairs that such Holder is capable of evaluating the merits and risks of an investment in the Units, the Third Lien Notes and the Warrants. The Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) is an “accredited investor,” within the meaning of Rule 501 promulgated by the Commission under the Securities Act, and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) will acquire the Units, the Third Lien Notes and the Warrants for its own account (or for the account of certain funds and/or accounts for which such Holder acts as investment advisor), for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder. The Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) understands that the Units, the Third Lien Notes and the Warrants, are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance (and the compliance of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) with, the representations, warranties, agreements, acknowledgments and understandings of the Holder (on its own behalf and on behalf of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) to acquire the Units, the Third Lien Notes and the Warrants. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) acknowledges that no representations, express or implied, are being made with respect to the Company, the Units, the Third Lien Notes and the Warrants, or otherwise, other than those expressly set forth herein. In making its decision to invest in the Units, the Third Lien Notes and Warrants, hereunder, such Holder has relied upon independent investigations made by such Holder and, to the extent believed by such Holder to be appropriate, such Holder’s representatives, including such Holder’s own professional, tax and other advisors. Such Holder and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Units, the Third Lien Notes and the Warrants. Such Holder has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for such Holder to evaluate the financial risks inherent in an investment in the Units, the Third Lien Notes and the Warrants. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) understands that its investment in the Units, the Third Lien Notes and the Warrants involves a high degree of risk and that no Governmental Body has passed on or made any recommendation or endorsement of the Units, the Third Lien Notes and the Warrants.
     Section 4.8 Restricted Securities. The Holder has been advised by the Company that (i) the offer and sale of the New Securities has not been registered under the Securities Act; (ii) the offer and sale of the New Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) under the Securities Act; and (iii) there is no established market for the Units, the Third Lien Notes and the Warrants, and it is not anticipated that there will be any active public market for the Units, the Third Lien Notes and the Warrants in the foreseeable future. The Holder is familiar with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) will only sell or otherwise transfer the Units, the Third Lien Notes and the Warrants in accordance with the Warrant and Unit Agreement and the Third Lien Notes Indenture, as applicable.
ARTICLE V
CONDITIONS PRECEDENT TO HOLDER’S OBLIGATION
     The obligation of each Holder to exchange the Exchanged Notes for the Units consisting of the Third Lien Notes and the Warrants is subject to the following conditions (any or all of which may be waived by the Holder in its sole discretion):
     Section 5.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct on the Closing Date.
     Section 5.2 Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.
     Section 5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
     Section 5.4 No Actions. No action, suit or legal, administrative or arbitral proceeding or investigation (as “Action”) shall have been instituted (and be pending) by or before any Governmental Body to restrain or prohibit this Agreement or the consummation of the transactions contemplated by this Agreement. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of this Agreement shall be in effect.
     Section 5.5 Execution of Credit Agreement Amendment. The Company, the Guarantors and Bank of America shall have entered into the Credit Agreement Amendment.
     Section 5.6 Consummation of Second Lien Term Loan. The Company, the Guarantors and the Second Lien Agent and any lenders party thereto shall have entered into the Second Lien Term Loan Agreement and the Second Lien Collateral Documents, and the funding of the Second Lien Term Loan Agreement shall have been consummated or shall be consummated contemporaneously with the consummation of the Exchange.
     Section 5.7 Opinion of Counsel. Kirkland & Ellis LLP, counsel for the Company, shall have delivered to the Holders an opinion, dated as of the Closing, in form and substance satisfactory to the Holders.
     Section 5.8 Officers’ Certificate. The Holders shall have received a certificate, dated as of the Closing, of the President or any Vice President and the Chief Financial Officer of the

Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects in the case of representations and warranties that are not so qualified, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing, and that, subsequent to March 31, 2009, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as described in such certificate.
     Section 5.9 DTC. The Units, the Third Lien Notes and the Warrants shall have been declared eligible for clearance and settlement through DTC.
     Section 5.10 Costs. The Company shall have paid all costs and expenses invoiced to the Company prior to the Closing in connection with the preparation, execution and delivery of this Agreement and the issuance of the Units, the Third Lien Notes and the Warrants, including the costs and expenses of Akin Gump Strauss Hauer & Feld LLP, counsel to the Holders.
ARTICLE VI
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATION
     The obligation of the Company to exchange the Exchanged Notes for the Units consisting of the Third Lien Notes and the Warrants is subject to the following conditions (any or all of which may be waived by the Company in its sole discretion):
     Section 6.1 Representations and Warranties. Each of the representations and warranties of each Holder set forth in this Agreement shall be true and correct in all material respects on the Closing Date.
     Section 6.2 Performance; No Default. The Holders shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Holders prior to or at the Closing.
     Section 6.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
     Section 6.4 No Actions. No Action shall have been instituted (and be pending) by or before any Governmental Body to restrain or prohibit this Agreement or the consummation of the transactions contemplated by this Agreement. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of this Agreement shall be in effect.

     Section 6.5 Execution of Credit Agreement Amendment. The Company, the Guarantors and Bank of America shall have entered into the Credit Agreement Amendment.
     Section 6.6 Consummation of Second Lien Term Loan. The Company, the Guarantors and the Second Lien Agent and any lenders party thereto shall have entered into the Second Lien Term Loan Agreement and the Second Lien Collateral Documents, and the funding of the Second Lien Term Loan Agreement shall have been consummated or shall be consummated contemporaneously with the consummation of the Exchange.
     Section 6.7 DTC. The Units, the Third Lien Notes and the Warrants shall have been declared eligible for clearance and settlement through DTC.
     Section 6.8 Exchanged Notes Returned. The Holder shall have instructed each of its custodians for those accounts holding the Exchanged Notes to recall any of its Exchanged Notes that such custodian may have loaned under any securities lending arrangement, and any such Exchanged Notes shall have been returned.
     Section 6.9 Required Holders. Holders holding not less than $52,190,000 of the principal amount outstanding of the Exchanged Notes shall have executed this Agreement and shall have delivered such principal amount of Exchanged Notes through the book-entry facilities of DTC to the Company (or its designee which may be the Trustee for the benefit of the Company) in accordance with Section 2.2 hereof. The Company may, in its sole discretion, waive the condition set forth in this Section 6.9 if (a) the Holders have delivered $45,690,000 in principal amount of Exchanged Notes through the book-entry facilities of the DTC to the Company (or its designee which may be the Trustee for the benefit of the Company), and (b) TRP has instructed the custodians for those accounts holding the remaining $6,500,000 in principal amount of Exchanged Notes to deliver such Exchanged Notes through the book-entry facilities of DTC to the Company (or its designee which may be the Trustee for the benefit of the Company) as soon as practicable. The foregoing waiver shall not relieve TRP (and the funds and/or accounts for which TRP acts as investment advisor) of their obligations to deliver the entire principal amount of Exchanged Notes set forth opposite TRP’s name on Schedule I hereto in accordance with the terms of this Agreement.
ARTICLE VII
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES
     Section 7.1 Legends. Each certificate issued at the Closing representing Units shall be endorsed with a legend in substantially the form as provided in the Warrant and Unit Agreement. Each certificate issued at the Closing representing Third Lien Notes shall be endorsed with a legend in substantially the form as provided in the Third Lien Notes Indenture. Each certificate issued at the Closing representing Warrants shall be endorsed with a legend in substantially the form as provided in the Warrant and Unit Agreement.
     Section 7.2 Further Actions by Holder. The Holders shall, at the written request of the Company, at any time and from time to time following the Closing execute and deliver to the Company all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement.

     Section 7.3 Further Action by the Company. The Company shall, at the written request of any Holder, at any time and from time to time following the Closing execute and deliver to such Holder all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement.
     Section 7.4 Best Efforts. The Company and the Holders shall use their respective best efforts (subject to standards of commercial reasonableness) to consummate the transactions contemplated to be performed by it under this Agreement.
     Section 7.5 Publicity. Neither the Company nor the Holder shall issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or regulation, including the rules of the Securities and Exchange Commission, or the Nasdaq. The Company and the Holder shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcement.
     Section 7.6 Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Third Lien Notes Indenture and the Third Lien Collateral Documents, including (i) the fees and expenses of the Trustee and its professional advisors; (ii) all expenses in connection with the execution, issue, authentication, and initial delivery of the New Securities, the preparation of this Agreement, the Third Lien Notes Indenture and the Third Lien Collateral Documents, and any other document relating to the issuance, sale and delivery of the New Securities and (iii) the costs and expenses of Akin Gump Strauss Hauer & Feld LLP, counsel to the Holders.
ARTICLE VIII
TERMINATION
     Section 8.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing by any party if the transactions contemplated by this Agreement are not consummated in accordance with their terms within 15 days after the date hereof; provided, however, that a party hereto shall not have the right to terminate this Agreement if the failure to consummate the transactions contemplated by this Agreement shall be primarily attributable to such party’s failure to satisfy its obligations hereunder; provided further that the provisions of Sections 7.6, 9.1 and 9.2 shall survive any such termination of this Agreement.

ARTICLE IX
INDEMNIFICATION
     Section 9.1 Indemnification.
     (a) The Company agrees to indemnify and hold harmless each Holder and its affiliates, each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor, and in each case, their respective officers, directors, employees, controlling persons (within the meaning of the Securities Act or the Exchange Act) and agents (each, an “Indemnified Holder”), against any loss, claim, damage, liability or out-of-pocket expense (including reasonable attorneys’ fees), as incurred, if any (collectively, “Losses”), arising out of or relating to this Agreement and the transactions contemplated hereby, other than Losses resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Holder, from a willful and material breach by a Holder of its obligations under this Agreement or from a claim solely among the Indemnified Holders.
     (b) Promptly after receipt by an Indemnified Holder under this Section 9.1 of notice of the commencement of any action, such Indemnified Holder will, if a claim in respect thereof is to be made against the Company under this Section 9.1, notify the Company in writing of the commencement thereof, but the failure to notify the Company will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses. In case any such action is brought against any Indemnified Holder and such Indemnified Holder seeks or intends to seek indemnity from the Company, the Company will be entitled to participate in, and, to the extent that it shall elect, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof with counsel satisfactory to such Indemnified Holder; provided, however, if the defendants in any such action include both the Indemnified Holder and the Company and the Company shall have reasonably concluded that a conflict may arise between the positions of the Company and the Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Holders that are different from or additional to those available to the Company, the Indemnified Holder or Holders shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder or Holders. Upon receipt of notice from the Company to such Indemnified Holder of the Company’s election so to assume the defense of such action and approval by the Indemnified Holder of counsel, the Company will not be liable to such Indemnified Holder for any legal or other expenses subsequently incurred by such Indemnified Holder in connection with the defense thereof unless (i) the Indemnified Holder shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that in connection with any such action the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the Indemnified Holders who are parties to such action) or (ii) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Holder to represent the Indemnified Holder within a reasonable time after notice of commencement of the action.
     (c) The Company shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Holder against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Holder shall have requested that the Company reimburse the Indemnified Holder for fees and expenses of counsel as contemplated by this Section 9.1, the Company shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the the Company of such request and (ii) the Company shall not have reimbursed the Indemnified Holder in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Indemnified Holder, effect any settlement in any pending or threatened action, suit or proceeding in respect of which any Indemnified Holder is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Holder, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Holder from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Holder.
     (d) If the indemnification provided for in this Section 9.1 is for any reason unavailable to or otherwise insufficient to hold harmless the Indemnified Holder in respect of any Loss referred to therein, then the Company shall contribute to the aggregate amount paid or payable by such Indemnified Holder, as incurred, as a result of any Loss referred to therein:
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, pursuant to this Agreement, or
     (ii) if the allocation provided by Section 9.1(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9.1(d)(i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, as well as any other relevant equitable considerations.
The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9.1(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.1. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 9.1(d) are several and not joint.
     (e) The provisions of this Section 9.1 will survive the Closing.
ARTICLE X
MISCELLANEOUS
     Section 10.1 Termination of Lock-Up Period. The Lock-Up Period, as defined in paragraph 5 of the confidentiality agreement, dated as of June 26, 2009, between the Company and Evergreen and paragraph 5 of the confidentiality agreement, dated as of June 26, 2009, between the Company and TRP, shall end automatically upon a public announcement by the Company of the execution and delivery of this Agreement by means of a filing of a Current Report on Form 8-K or other periodic report under the Exchange Act with the Securities and Exchange Commission or otherwise.
     Section 10.2 Survival of Representations. The representations, warranties, covenants and agreements of the Holders and the Company contained in this Agreement or in any certificate furnished hereunder shall survive the Closing.
     Section 10.3 Prior Agreements. This Agreement and the confidentiality agreements referred to in Section 9.1 hereof constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein.
     Section 10.4 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.
     Section 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.
     Section 10.6 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.
     Section 10.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.
     Section 10.8 Assignment; Binding Effect. The Holders shall not convey, assign or otherwise transfer any of their rights or obligations under this Agreement without the express written consent of the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of the initial Holders. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 10.9 Waiver; Remedies. No delay on the part of any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
     Section 10.10 Amendment. This Agreement may be modified or amended only by written agreement of the parties to this Agreement.
     Section 10.11 Notice. Any notice or communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or by registered or certified first-class mail, telecopier or courier service, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, as follows:
if to the Company or any Subsidiary Guarantor:
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
Attention: Chief Financial Officer
Facsimile: (614) 289-5360
if to the Holders:
Evergreen Investment Management Company, LLC
200 Berkeley Street
Boston, MA 02116
Attention: Michael Brown
Facsimile: (617) 954-0991
- and -
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attention: Jonathan D. Siegel, Vice President & Senior Legal Counsel
Facsimile: (410) 345-2777

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ Chad M. Utrup

Name:	Chad M. Utrup
Title:	Chief Financial Officer

CABARRUS PLASTICS, INC.
CVG CS LLC
CVG MANAGEMENT CORPORATION
CVG LOGISTICS, LLC
CVG EUROPEAN HOLDINGS, LLC
CVG OREGON, LLC
CVS HOLDINGS, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC
NATIONAL SEATING COMPANY
SPRAGUE DEVICES, INC.
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.

By:	/s/ Chad M. Utrup

Name:	Chad M. Utrup
Title:	Chief Financial Officer
Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: August 4, 2009	EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC (investment advisor for various funds and accounts which are beneficial owners of the Exchanged Notes)

	By:	/s/ Andrew P. Cestone

	Name:	Andrew P. Cestone
	Title:	SVP Head of Global High Yield

Aggregate Principal Amount of 8% Senior Notes due 2013 to be Exchanged (for its own account or for the account of funds and/or accounts for which it acts as investment advisor):

$28,090,000
Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: August 4, 2009	T. ROWE PRICE ASSOCIATES, INC. (investment advisor for various funds and accounts which are beneficial owners of the Exchanged Notes)

	By:	/s/ Mark Vaselkiv

	Name:	Mark Vaselkiv
	Title:	Vice President

Aggregate Principal Amount of 8% Senior Notes due 2013 to be Exchanged (for its own account or for the account of funds and/or accounts for which it acts as investment advisor):

$24,100,000
Signature Page to Exchange Agreement

Schedule I

Units Consisting of:
Total
Principal
Amount of
Third Lien
	Principal		Notes
	Amount of		Exchanged for		Total Amount
	and		Exchanged		(Gross
	Accrued		Notes and	Total Number	Proceeds) of
	and Unpaid		Accrued and	of Shares of	Second Lien
	Interest on		Unpaid	Common	Term Loan
	Exchanged		Interest on	Stock	Funded
	Notes	Number	Exchanged	Underlying	through
Holder	Exchanged	of Units	Notes	Warrants	Assignments
Evergreen Investment Management Company, LLC	$28,090,000	22,672	$22,672,000	400,974.26645	$7,111,473.60

T. Rowe Price Associates, Inc.	$24,100,000	19,452	$19,452,000	344,025.73355	$6,009,326.40

Exhibit A
[Third Lien Notes Indenture]
[Filed as Exhibit 4.1 to this Current Report on Form 8-K]

Exhibit B
[Security Agreement]
[Filed as Exhibit 4.2 to this Current Report on Form 8-K]

Exhibit C
[Warrant and Unit Agreement]
[Filed as Exhibit 4.3 to this Current Report on Form 8-K]

Exhibit D
[Second Lien Term Loan Agreement]
[Filed as Exhibit 10.3 to this Current Report on Form 8-K]

Exhibit E
[First Lien Credit Agreement Amendment]
[Filed as Exhibit 10.2 to this Current Report on Form 8-K]

Exhibit F
[BofA Intercreditor Agreement]
[Filed as Exhibit 10.4 to this Current Report on Form 8-K]

Exhibit G
[Junior Intercreditor Agreement]
[Filed as Exhibit 10.5 to this Current Report on Form 8-K]